                             EXHIBIT 21

                     SUBSIDIARIES OF THE COMPANY

                                      Jurisdiction of     Other Names under which
Subsidiary                            Incorporation       Subsidiary does Business

Ahab Investment Company               Delaware            N/A

Cramer Company                        Delaware            N/A

DewEze Manufacturing Company          Pennsylvania        Parker Industries

Great Bend Manufacturing
  Company, Inc.                       Kansas              N/A

The Landover Company                  Pennsylvania        Dura-Bond Bearing Co.

Motor Products -
  Ohio Corporation                    Delaware            N/A

Motor Products -
  Owosso Corporation                  Delaware            N/A

Owosso Motor Group, Inc.              Pennsylvania        N/A

Snowmax Incorporated                  Pennsylvania        N/A

Sooner Trailer Manufacturing Co.      Delaware            N/A

Stature Electric, Inc.                New York            N/A
